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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-117825 of Copano Energy, L.L.C. of our report dated May 28, 2004, relating to the consolidated financial statements of Copano Energy Holdings, L.L.C. (which report expresses an unqualified opinion and includes an explanatory paragraph related to changes in accounting for goodwill and intangible assets and, effective July 1, 2003, the changes in accounting for financial instruments with characteristics of both liabilities and equity) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the use in this Amendment No. 4 to Registration Statement No. 333-117825 of Copano Energy, L.L.C. of our report dated July 9, 2004, relating to the financial statements of Webb/Duval Gatherers appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Houston, Texas
November 1, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM